EXHIBIT 99.1

Investment Thesis: Positioning Oblong as a Public Market Leader in AI and Digital Assets with a TAO-Centric Strategy

1. Trend / Opportunity

The next era of digital assets has arrived. Following the rise of Bitcoin and the explosion of smart contract platforms like Ethereum and Solana, the third wave—AI-powered digital assets—is now underway. At the forefront of this movement is Bittensor’s $TAO, a Layer 1 protocol building a permissionless intelligence layer for the internet.

TAO powers a decentralized, peer-to-peer (P2P) network that enables the training, inference, and deployment of AI models in a trustless environment. It is the open network for intelligence, the way the original internet was for information. This open architecture incentivizes the world’s developers, researchers, and builders to contribute computational resources and intellectual capital in exchange for TAO, solving AI’s centralization problem.

The global AI market is projected to reach $1.8 trillion by 2030 (Statista, 2024), and Bittensor’s open network, currently valued at ~$3B, is positioning itself as the decentralized alternative to corporate-controlled AI. Meanwhile, public nanocaps are pursuing short-term “Web3 pivots” by allocating capital into large-cap tokens like BTC, ETH, and SOL.

Oblong will break this mold. We are focused on AI and digital assets—developing real infrastructure for a decentralized intelligence economy. Our goal is to become the first publicly traded company to build, accumulate, and generate revenue directly within the TAO ecosystem.

2. Strategic Rationale

Unlike passive crypto treasury models that rely solely on staking yields or token appreciation, Oblong’s approach is software-first. Our thesis is to create infrastructure that empowers Bittensor participants—while building long-term shareholder value from both product revenue and token economics.

Key drivers of our conviction:

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Permissionless Intelligence Infrastructure: TAO creates a truly open platform for AI development, compute sharing, inference execution, and dataset training. It democratizes access to what OpenAI and Google keep centralized.

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Credible Tokenomics: TAO has no VCs, no team vesting cliffs, and no private allocations. Its 21M capped supply, halving schedule (first in Dec 2025), and robust staking model offer proven scarcity and value accrual dynamics—similar to Bitcoin.

●	Dynamic TAO (DTAO): Its unique emission mechanism, based on automated market makers (AMMs), discourages collusion and incentivizes fair network participation.
●	Diversified Return Streams: In addition to token upside, we will generate income from software tools, staking rewards (10–20% APY), and infrastructure dominance.

3. Asset Class / Sector Allocation

Primary Investment: $TAO

●	Purpose: Accumulate TAO as our core digital asset. Stake in the root network and high-performing subnets.
●	Rationale: With a ~$3B market cap, early-stage developer activity, and unique value proposition in the AI x crypto intersection, TAO has asymmetric upside.

Secondary Investments:

●	Subnet Alpha Tokens: Acquire high-potential subnet tokens with strong emissions (e.g., text, multimodal, compute).
●	M&A: Identify strategic acquisitions in AI infrastructure, analytics, or Web3 tooling to accelerate product launches.
●	Cash Reserve: Preserve capital for operations, bandwidth, and token buying opportunities during market volatility.
●	Public Equity Leverage: As a Nasdaq-listed vehicle, Oblong provides indirect TAO exposure with added upside from software-based revenue models.

Primary Differentiators – Oblong’s Roadmap to Lead TAO Infrastructure

1. TAO-Optimized Subnet Management Platform

●	Strategy: Build a SaaS tool that allows subnet operators to launch, monitor, and optimize their networks with real-time analytics, automated staking/unstaking, and dynamic fee management.
●	Features: Alpha emissions dashboard, validator scoring, subnet token liquidity integration (AMM-based).
●	Execution: In-house development powered by our tech team; explore acquisition of a niche analytics firm to accelerate go-to-market.
●	Why It Matters: No public company currently offers tooling for TAO subnet orchestration. We aim to be the infrastructure provider for 100+ subnets by 2027.

2. TAO-Compatible AI Development Framework

●	Strategy: Create a developer SDK and open-source framework for building and deploying TAO-compatible models across text, image, and speech.
●	Product: APIs, inference templates, fine-tuning libraries; optimized for conditional computation and bandwidth efficiency.
●	Execution: Internal build-out with community input; potential acquisition of a Web3 tooling or AI SDK startup.
●	Why It Matters: A TAO-native dev toolkit will unlock developer adoption, subnet creation, and new use cases across industries.

3. TAO-Powered AI Model Marketplace

●	Strategy: Launch a decentralized exchange for pre-trained AI models with TAO and Alpha as native payment layers.
●	Mechanics: Peer-ranking scores for model quality; AMM-based pricing; metadata verification; rewards for niche specialization.
●	Execution: Integrate with Bittensor APIs; monetize transaction flow and bandwidth efficiency.
●	Why It Matters: This closes the loop for developers by enabling monetization within the ecosystem—while positioning Oblong at the center of AI liquidity.

Secondary Value Drivers

Staking & Validation

●	Strategy: Stake a sizable portion of TAO into the root network and performant subnets.
●	Returns: Validators earn Alpha emissions, convertible to TAO via DEXs and AMMs. Root validators earn dividends from all subnet activity.
●	Target Yield: 10–20% APY.

Long-Term Appreciation

●	Strategy: Hold TAO through the next halving (December 2025) and AI adoption curve.
●	Upside Math: If Bittensor captures just 10% of the $1.8T AI market, TAO could reach a $100B market cap - a potential 30x from today. A $5M allocation today could exceed $150M by 2030.

Conclusion

Oblong is not just building a crypto treasury—we are building the rails of a permissionless intelligence economy. By accumulating TAO and deploying software that adds real value to the Bittensor network, we intend to become the public market leader in AI digital assets.